Exhibit 4.3

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE. STATE SECURITIES LAWS OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT (WHICH COUNSEL MAY BE INTERNAL COUNSEL TO SUCH HOLDER BUT MUST BE SATISFACTORY TO THE ISSUER), IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, THAT SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH OTHER LAWS. THE SHARES ISSUABLE UPON THE EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS SPECIFIED HEREIN.

No. W-l

                                                           San Diego, California
                                                         As of December 30, 2003

                              AMENDED AND RESTATED
                            STEAKHOUSE PARTNERS, INC.
                          COMMON STOCK PURCHASE WARRANT

              STEAKHOUSE PARTNERS, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, Critical Capital Growth Fund, L.P. is entitled, subject to the terms and conditions set forth below, (a) to purchase from the Company One Hundred Fifty Thousand (150,000) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 par share, of the Company (the "Common Stock"), at the purchase price per share of $1.1111 (the "Initial Exercise Price"), at any time or from time to time on or after April 1, 2005 through and including the close of business on December 31, 2010 (the "Exercise Period")and (b) to exercise the other rights of a Holder (as such term and each other capitalized term used herein without definition are defined in section 8) set forth herein. The number and character of such shares of Common Stock are subject to adjustment as provided herein.

               1. Warrants. This warrant is the common stock purchase warrant (the "Warrant", such term to include all Warrants issued in substitution herefor) originally authorized for issuance pursuant to that certain First Amended Joint Plan of Reorganization of Steakhouse Partners, Inc. et al., dated as of September 29, 2003 (the "Plan") (as the same may have been modified ) and the Order confirming the Plan entered on December 19, 2003.

               2. Exercise of Warrant.

               2.1 Manner of Exercise. This Warrant may be exercised at any time during the Exercise Period by the Holder, in whole or in part, on any Business

Day by surrender of this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its office at 10200 Willow Creek Road, San Diego, CA 92131, Attention: Corporate Secretary, or at such other address or to the attention of such other person as the Company shall have designated to the Holder of this Warrant in writing, accompanied by payment, by wire transfer of immediately available funds or certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (a) the number of shares of Common Stock designated in such form of subscription by
(b) the Warrant Price (as defined in Section 3 below), and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and non-assessable Shares as determined pursuant to section 3.

               2.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for Shares shall be issuable upon such exercise as provided in section 2.3 shall be deemed to have become the Holder or Holders of record thereof.

               2.3 Delivery of Stock Certificates, etc. As soon as practicable after the exercise of this Warrant, in whole or in part, and. in any event within seven days thereafter, the Company at its expense (including the payment by it of any applicable issuance taxes) will cause to be issued in the name of and delivered to the Holder hereof:

              (i) a certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable Shares to which such Holder shall be entitled upon such exercise, which certificates shall bear appropriate restrictive legends, and

              (ii) in case such exercise is in part only, a new Warrant of like tenor, calling on its face for the number of shares of Common Stock as to which this Warrant shall then remain unexercised.

               3. Number of Shares Receivable Upon Exercise. The number of Shares receivable upon the exercise of this Warrant is subject to adjustment upon the happening of certain events specified in section 4. For the purposes of section 4, the "Warrant Price" referred to herein shall initially be the Initial Exercise Price and shall be adjusted and readjusted from time to time as provided in section 4. The Holder of this Warrant shall, upon exercise hereof as provided in section 2, be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this section 3 and section 4) be issuable upon such exercise by an action of which (a) the numerator is the Initial Exercise Price and (b) the denominator is the Warrant Price in effect at the time of such exercise. The price to be paid for each such share of Common Stock by the Holder shall be the Warrant Price as adjusted pursuant to section 4, provided that the price paid by the Holder for any shares of Common Stock upon exercise of this Warrant shall never be less than $.001 per share.

               4. Adjustment of Warrant Price, etc.

               4.1 Adjustments. The Warrant Price shall be subject to adjustment as follows:


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

               (a) Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall issue additional shares of Common Stock as a result of the declaration or payment of a dividend on the Common Stock payable in Common Stock, or as a result of a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then, and in each such case, the Warrant Price then in effect shall be reduced, concurrently with the issuance of such shares, to a price (calculated to the nearest one-hundredth of one cent) determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number, shares of Common Stock actually outstanding immediately prior to such issuance of additional shares of Common Stock, and (ii) the denominator of which shall be the number of shares of Common Stock actually outstanding immediately after such issuance, provided that, for purposes of this section 4.1(a), (x) additional shares of Common Stock shall be deemed to have been issued (1) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive dividend or (2) in the case of any such subdivision, at the close of business on the date immediately prior to the day upon which such corporate action becomes effective, (y) immediately after any additional shares of Common Stock are deemed to have been issued, such additional shares of Common Stock shall be deemed to be outstanding, and (z) treasury shares shall be deemed not to be outstanding.

               (b) Combinations, etc. In case the Company at any time or from time to time after the date hereof shall combine or consolidate the outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, then and in each such case, the Warrant Price then in effect shall be increased, concurrently with the effectiveness of such combination or consolidation, to a price (calculated to the nearest one-hundredth of one cent) determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock actually outstanding immediately prior to the effectiveness of such combination or consolidation and (ii) the denominator of which shall be the number of shares of Common Stock actually outstanding immediately after such effectiveness.

               4.2 Exercise of Warrant in the Event of a Consolidation, Merger, Sale of Assets, Reorganization, etc.

               (a) In case at any time the Company shall be a party to any Transaction, then (i) upon the consummation thereof this Warrant shall become exercisable and shall be deemed to have been exercised by the Holder hereof without any act on the part of such Holder and without any obligation on the part of such Holder to pay the exercise price until presentation of this Warrant pursuant to clause (ii) below, and (ii) this Warrant shall represent the right of such Holder to receive (upon presentation of this Warrant on or after the date of such consummation together with payment of the aggregate exercise price payable at the time of such consummation in accordance with section 2.1 for all shares of Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon exercise of this Warrant prior to such consummation, the cash, securities and other property to which such Holder would have been entitled upon the consummation of the Transaction if such Holder had exercised this Warrant immediately prior thereto. Upon the consummation of any such transaction, all rights of a Holder specified in this Warrant, other than those specified above in this section 4.2, shall terminate.

               (b) The Company will not effect any Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any cash, securities or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the Holder of this Warrant, the obligation to deliver to such Holder such cash, securities or other property as, in accordance with the forgoing provision, such Holder may be entitled to receive.

               4.3 Report as to Adjustments. In each case of any adjustment or readjustment in the Warrant Price, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause its Chief Financial Officer to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the number of shares of Common Stock outstanding or deemed to be outstanding and (b) the Warrant Price in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by section 4.1) on account thereof. The Company will forthwith mail a copy of each such report to the Holder of this Warrant. The Company will also keep copies of all such reports at its principal office, and will cause the same to be available for inspection at such office during normal business hours by the Holder of this Warrant or any prospective purchaser of this Warrant designated in writing by the Holder thereof.

               5. Notices of Corporate Action: Appraisals. In the event of any anticipated

               (i) taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution on such securities, or

               (ii) Transaction, or

               (iii) voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Holder of this Warrant a notice specifying (A) the date or expected date on which any such record is to be taken for the purpose of such dividend or


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


distribution or (B) the date or expected date on which any such Transaction, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable in respect of such Transaction, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date therein specified.

               6. Reservation of Stock, etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of shares of Common Stock from time to time issuable upon the exercise hereof. All such shares of Common Stock shall be duly authorized and, when issued upon such exercise, shall have been validly issued and fully paid and nonassessable.

              7. The Plan. This Warrant and any Shares issued upon exercise hereof in all respects shall be subject to and entitled to the benefits of the Plan.

              8. Definitions. As used herein, the following terms have the following respective meanings:

              Business Day: each day other than a Saturday, a Sunday or any other day on which banking institutions in the City of San Diego, California, are authorized or obligated by law or executive order to be closed.

               Common Stock: the meaning specified in the preamble to this Warrant.

               Holder: Critical Capital Growth Fund, L.P. and transferees of all or any portion of this Warrant.

              The Company: the meaning specified in the preamble to this Warrant.

              Plan: the meaning specified in section 1.

               Person: any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

              Securities Act: the Securities Act of 1933, as amended.

               Shares: shares of Common Stock issued upon the exercise of this Warrant and beneficially owned by a Holder.

              Transaction: a merger, consolidation, sale of all or substantially all of the Company's assets, recapitalization of the Common Stock or other similar transaction, in each case if the previously outstanding Common Stock is acquired for cash or changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing.

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

              Warrant Price:  the meaning specified in section 3.

              Warrant: the meaning specified in section 1.

              9. Amendments and Waivers. Any term of this Warrant may be amended or modified or the observance of any term of this Warrant may be waived (either generally or in a particular instance) only with the written consent of the Company and the Holder hereof.

              10. Assignment. The provisions of this Warrant shall be binding upon and inure to the benefit of the Holder hereof, its successors and assigns by way of merger, consolidation or operation of law, and ,each third party transferee of this Warrant or Shares.

              11. Exchange of Warrant. Upon surrender for exchange of this Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of this Warrant.

               12. Replacement of Shares and Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or of any certificate representing Shares, and, in the case of any such loss, theft or destruction of any Warrant or Share certificate, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Warrant or Share certificate held by Critical Capital Growth Fund, L.P., of an affidavit of an authorized officer of such Holder, setting forth the fact of such loss, theft or destruction, which shall be satisfactory evidence thereof and no further indemnity shall be required as a condition of the execution and delivery of a new Warrant or Share certificate), or, in the case of any such mutilation, upon the surrender of such Warrant or Share certificate for . cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant or Share certificate, as the case may be, of like tenor. Any Warrant or Share certificate in lieu of which any such new Warrant or Share certificate has been so executed and delivered by the Company shall not be deemed to be an outstanding Warrant or Share certificate for any purpose.

              13. Ownership of Warrants and Shares. The Company may treat the Person in whose name this Warrant and any Shares issued upon exercise of this Warrant are registered on the register kept at the principal office of the Company as the owner and Holder hereof or thereof for all purposes, notwithstanding any notice to the contrary. This Warrant, if property assigned, may be exercised by a new Holder without a new Warrant first having been issued.

              14. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a


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


stockholder of the Company (except to the extent that Shares are issued to such Holder pursuant to this Warrant) or as imposing any liabilities on such Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

              15. Notices. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, or faxed, addressed (a) if to the Holder, at the registered address or to the fax number of such Holder as set forth in the register kept at the principal office of the Company, and (b) if to the Company, to the attention of the Secretary at its principal office, provided that the exercise of any Warrant shall be affected in the manner provided in section 2.

              16. Miscellaneous. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                                           STEAKHOUSE PARTNERS, INC.

                                           By:    /s/ A. Stone Douglass
                                              -----------------------------
                                                  Name: A. Stone Douglass
                                                  Title: President and CEO

Dated: As of December 31, 2003

                               FORM OF ASSIGNMENT

                (To be signed only upon transfer of the Warrant)


For value received, the undersigned hereby sells, assigns and transfers upon ________________ the rights represented by the within Warrant to purchase
________shares of Common Stock of STEAKHOUSE PARTNERS, INC. to which the within Warrant relates, and appoints __________________________ Attorney-in-fact to transfer such rights on the books of STEAKHOUSE PARTNERS, INC. with full power of substitution in the premises.

Dated:


                                    -------------------------------------------
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                    -------------------------------------------
                                                     (Address)

Signed in the presence of:



--------------------------------



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